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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated May 24, 2005, except for Note H(1)(i) as to which the date is July 19, 2005, appearing in the Registration Statement on Form S-1 (File No. 333-123969) of Refco Inc. filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.

GRANT THORNTON LLP

New York, New York
August 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM